Exhibit 5.1

Mark B. Weeks

+1 650 843 5011

mweeks@cooley.com

February 27, 2019

AirXpanders, Inc.

3047 Orchard Parkway

San Jose, CA 95134

Ladies and Gentlemen:

We have acted as counsel toAirXpanders, Inc. (the “Company”), a Delaware corporation, in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 13,340,192shares of the Company’s Class A Common Stock, $0.001 par value (the “Shares”), including (a) 3,723,065 shares of Common Stock (the “2015 Plan Shares”) pursuant to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) and (b) 9,617,127 shares of Common Stock pursuant to a non-qualified stock option award (the “Option”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, the 2015 Plan, the Option and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 2015 Plan and the Option, the Registration Statement and related prospectuses, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley LLP

By: /s/ Mark Weeks

Mark B. Weeks

Cooley LLP 3175 Hanover Street   Palo Alto, CA 94304-1130
t: (650) 843-5000 f: (650) 849-7400 cooley.com